Exhibit 23.1

SEALE AND BEERS, CPAs
PCAOB & CPAB REGISTERED AUDITORS
--------------------------------
www.sealebeers.com


          CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
          --------------------------------------------------------


We consent to the use, in the statement on Form 10K of Your Event, Inc., of our report dated November 30, 2009 on our audit of the financial statements of Your Event, Inc. as of August 31, 2009 and 2008, and the related statements of operations, stockholders' equity and cash flows for the year ended August 31, 2009 and the periods from inception on October 30, 2007 through August 31, 2008 and 2009, and the reference to us under the caption "Experts."


/s/ Seale and Beers, CPAs
-------------------------
    Seale and Beers, CPAs
    Las Vegas, Nevada
    November 30, 2009


           Seale and Beers, CPAs PCAOB & CPAB Registered Auditors
               50 S. Jones Blvd, Ste 202, Las Vegas, NV  89107
                       (888) 727-8251 Fx  (888) 782-2351

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